EXHIBIT E

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D with respect to the beneficial ownership by the undersigned of the common units of Crestwood Midstream Partners LP (f/k/a Inergy Midstream, L.P.) is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: October 11, 2013

Crestwood Gas Services Holdings LLC

By:	/s/ Kelly J. Jameson
	Name:	Kelly J. Jameson
	Title:	Senior Vice President

Crestwood Holdings LLC

By:	/s/ Joel C. Lambert
	Name:	Joel C. Lambert
	Title:	Senior Vice President

Crestwood Holdings II LLC

By:	/s/ Joel C. Lambert
	Name:	Joel C. Lambert
	Title:	Senior Vice President

Crestwood Holdings Partners, LLC

By:	/s/ Joel C. Lambert
	Name:	Joel C. Lambert
	Title:	Senior Vice President

FR XI CMP Holdings LLC

By: First Reserve GP XI, L.P., its managing member

By: First Reserve GP XI, Inc., its general partner

By:	/s/ Michael France
	Name:	Michael France
	Title:	Managing Director

FR Midstream Holdings LLC

By: First Reserve GP XI, L.P., its managing member

By: First Reserve GP XI, Inc., its general partner

By:	/s/ Michael France
	Name:	Michael France
	Title:	Managing Director

First Reserve GP XI, L.P.

By: First Reserve GP XI, Inc., its general partner

By:	/s/ Michael France
	Name:	Michael France
	Title:	Managing Director

First Reserve GP XI, Inc.

By:	/s/ Michael France
	Name:	Michael France
	Title:	Managing Director

/s/ Anne E. Gold as attorney-in-fact for William E. Macaulay
William E. Macaulay